CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Large Cap Value Fund of our report dated December 16, 2024, relating to the financial statements and financial highlights, which appears in Putnam Large Cap Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings "Financial highlights", "FINANCIAL STATEMENTS" and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 24, 2025